EX-99.J OTHER OPINION

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form N-1A of our report dated February 16,
2018, with respect to the financial statements and financial highlights of Stock Dividend Fund, Inc. which is included in such Post-Effective Registration Statement
 Amendment No 20., and to the use of our
name and the statement with respect to us, as  appearing
 in Part B to the Registration Statement under
the heading "Other Service Providers" in  the Statement
 of Additional Information.
PMB Helin Donovan, LLP
/s/ PMB Helin Donovan, LLP
Austin, Texas
February 16, 2018